Exhibit 99.1

   COLLECTORS UNIVERSE ANNOUNCES CORRECTIONS RELATING TO THE CLASSIFICATION OF
         GOODWILL IMPAIRMENT IN ITS FISCAL 2003 STATEMENT OF OPERATIONS

    CORRECTIONS HAVE NO IMPACT ON PREVIOUSLY REPORTED INCOME FROM CONTINUING
                   OPERATIONS, NET INCOME (LOSS) OR CASH FLOWS

    NEWPORT BEACH, Calif., Jan. 19 /PRNewswire-FirstCall/ -- Collectors Universe, Inc. (Nasdaq: CLCT), today announced that it is restating and correcting its previously reported loss from discontinued operations and cumulative effect of accounting change in its statement of operations for its fiscal year ended June 30, 2003 as reported in its 2004 Annual Report on Form 10-K. The corrections are offsetting and, therefore, have:

     * no impact on the Company's previously reported fiscal 2004 net revenues, operating income, income from continuing operations or net income,
     * no impact on the Company's previously reported fiscal 2003 net revenues, operating income, income from continuing operations or net loss for fiscal 2003,
     *  no impact on the Company's cash flows.

    In the fiscal year ended June 30, 2003, the Company adopted SFAS No. 142 "Goodwill and Other Intangible Assets" and reported an after-tax write-off of goodwill in that fiscal year totaling $8,973,000 as the cumulative effect of accounting change. In its fiscal 2004 Annual Report on Form 10-K, $8,917,000 of that cumulative effect of accounting change, which was attributable to the Company's discontinued collectibles sales businesses, was classified as part of the loss from discontinued operations for fiscal 2003. The Company has determined that this amount should have been reported as part of the cumulative effect of accounting change, rather than as part of the loss from discontinued operations. This is being corrected by the filing, with the Securities and Exchange Commission, of a Form 10-K/A to the Company's Form 10-K Annual Report for the fiscal year ended June 30, 2004.

    Michael R. Haynes, the Company's CEO, stated, "Although the correction has no impact on the measures that we believe are generally considered to be important in evaluating the Company's historical performance, we are committed to maintaining compliance with the requirements of generally accepted accounting principles in the presentation of our financial statements. As a result, in our view, making this correction is the right action to take."

    The following table sets forth the Company's 2003 loss from discontinued operations and cumulative effect of accounting change as previously reported and as restated, as well as fiscal 2003 income from continuing operations and net loss, which were unaffected by the corrections made to 2003 consolidated statement of operations:

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                                       For the Year Ended June 30, 2003
                                           (in thousands, except per
                                                  share data)
                                       --------------------------------
                                        As Previously
                                          Reported        As Restated
                                       --------------    --------------
Income from continuing operations      $          736    $          736
 Loss from discontinued operations,
  net of gain on sale of
  discontinued businesses
  (net of income taxes)                       (11,119)           (2,202)
Cumulative effect of accounting
 change (net of income tax benefit)               (56)           (8,973)
Net loss                               $      (10,439)   $      (10,439)

Earnings per share- basic:
Income from continuing operations      $         0.12    $         0.12
Loss from discontinued operations
 net of gain on sales of discontinued
 businesses (net of income taxes)               (1.79)            (0.35)
Cumulative effect of accounting
 change (net of income tax benefit)             (0.01)            (1.45)
Net Loss                               $        (1.68)   $        (1.68)

    About Collectors Universe
    Collectors Universe, Inc. is a leading provider of value added services to the high-end collectibles market. The Collectors Universe brands are among the strongest and best known in their respective markets. We authenticate and grade collectible coins, sportscards, autographs and stamps. We also compile and publish authoritative information about United States and world coins, collectible sports cards and sports memorabilia, and collectible stamps. This information is accessible to collectors and dealers at our website, www.collectors.com, and also is published in print.

    Cautionary Statement Regarding Forward Looking Information
    This press release contains statements regarding our expectations about our future financial performance that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." Our financial performance and business in the future may differ, possibly materially, from our current expectations due to a number of risks and uncertainties. Those risks and uncertainties include, but are not limited to: changes in general economic conditions, and changes in conditions in the collectibles markets in which we operate, such as a possible decline in the popularity of some high-value collectibles, either of which could reduce the volume of authentication and grading submissions to us and, therefore, the fees we generate; a lack of diversity in our sources of revenues and, more particularly, our dependence on collectible coin authentication and grading for a significant percentage of our total revenues, which makes us vulnerable to declines in revenues and income should there be declines in collectibles grading submissions generally or, more particularly, in collectible coin submissions which can be caused by a decline in the value of precious metals over which we do not have control; and our dependence on a limited number of key management personnel and collectibles experts the loss of which could adversely affect our future financial performance. Certain of these risks and uncertainties, in addition to other risks, are more fully described in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004, as filed with the Securities and Exchange Commission. In addition, although we believe that our strategy to exit the commerce segment of our business and focus substantially all of our resources on our authentication and grading and services segment will better enable us to achieve improvements in the profitability, there is no assurance that our strategy will prove to be successful. Among other things, one consequence of our strategy is that there will be a significant decline in our revenues. As a result, our profitability will suffer if we are unable to maintain our general and administrative expenses in line with our lower revenue base. Additionally, our success in the future will depend on our ability to achieve internal growth in our authentication and grading businesses and to find and take advantage of opportunities to acquire other businesses that provide value added services to the collectibles markets. There is no assurance that we will be able to achieve such growth and growth by acquisition presents a number of risks including an inability to integrate newly acquired businesses into existing operations successfully and the potential that such acquisitions will result in increased operating costs that will adversely affect operating income and profits.

    The forward-looking statements are made only as of the date of this press release, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

     Mike Lewis
     Chief Financial Officer
     Collectors Universe
     949-567-1375
     Email: mlewis@collectors.com

     Brandi Piacente
     Investor Relations
     The Anne McBride Company, Inc.
     212-983-1702 x208
     Email: bpiacente@annemcbride.com

SOURCE  Collectors Universe, Inc.
    -0-                             01/19/2005
    /CONTACT: Mike Lewis, Chief Financial Officer of Collectors Universe, +1-949-567-1375, mlewis@collectors.com, or Brandi Piacente, Investor Relations of The Anne McBride Company, Inc., +1-212-983-1702 x208, bpiacente@annemcbride.com, for Collectors Universe, Inc./
    /Web site:  http://www.collectors.com/